Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qurate Retail, Inc.:

We consent to the incorporation by reference in the following registration statements of Qurate Retail, Inc. of our reports dated February 28, 2019, with respect to the consolidated balance sheets of Qurate Retail, Inc. and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of Qurate Retail, Inc.

Our report dated February 28, 2019, on the consolidated financial statements refers to a change in the method of accounting for revenue recognition.

Our report dated February 28, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses our opinion that Qurate Retail, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses have been identified and included in management’s assessment:

Information technology general controls (ITGCs) were not designed and operating effectively to ensure (i) that access to applications and data, and the ability to make program and job changes, were adequately restricted to appropriate personnel and (ii) that the activities of individuals with access to modify data and make program and job changes were appropriately monitored. Our business process controls (automated and manual) that are dependent on the affected ITGCs were also deemed ineffective because they could have been adversely impacted. Further, certain review controls intended to ensure revenue is recorded completely and accurately in the UK were not deemed effective.

Description	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan

S-8	333-177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-177841	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-201010	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-202436	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-207326	zulily, inc. 2009 Equity Incentive Plan and zulily, inc. 2013 Equity Plan
S-8	333-209872	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-210662	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-214681	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222062	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan

/s/ KPMG LLP

Denver, Colorado
February 28, 2019